SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

Nu Horizons Electronics Corp.
(Exact name of Company as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Company's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 3, 2009, Nu Horizons Electronics Corp. (the “Company”) and James Estill, its President and Chief Executive Officer, mutually agreed to terminate the Employment Agreement dated May 8, 2009 (and effective June 1, 2009 (the “Effective Date”)), by and between the Company and Mr. Estill (the “Estill Agreement”) to permit him to pursue other opportunities.  As a result, Mr. Estill ceased to serve as President and Chief Executive Officer of the Company.  Accordingly, pursuant to the terms of the Estill Agreement, Mr. Estill resigned, effective August 3, 2009, from the Board of Directors.

Other than Mr. Estill’s prior employment with, and service as a director of, the Company, there is no material relationship between the Company or its affiliates and Mr. Estill.

Pursuant to the terms of the Estill Agreement, Mr. Estill was to be employed for a four-year term and receive an annual salary of $350,000 (the “Initial Base Salary”). In the event that at any time during the employment term the Company was not profitable for three consecutive fiscal quarters, Mr. Estill’s annual salary would have been reduced to $30,000 and increased to its initial base rate in the fiscal quarter following the quarter in which the Company reported a profit.

Pursuant to the Estill Agreement, Mr. Estill was eligible to receive a total annual target bonus consisting of a quantitative bonus and a qualitative bonus.  The quantitative bonus would have been in an amount up to 100% of his Initial Base Salary, with a target of 50% of the Initial Base Salary. For the Company’s fiscal year ending February 28, 2010,  the quantitative bonus was to be calculated based on the Company’s achievement of certain levels of Pre-Tax Income (as defined in the Estill Agreement).  Any qualitative bonus was to be in an amount up to 50% of the Initial Base Salary, with a target bonus in an amount equal to 25% of the Initial Base Salary, as determined by the Board of Directors and the Compensation Committee in their sole and absolute discretion.  All or any portion of the qualitative bonus may have been paid in the form of stock compensation in the sole and absolute discretion of the Board and Compensation Committee.

On or about the Effective Date, pursuant to the Estill Agreement Mr. Estill was granted 360,000 inducement stock options (“Stock Options”), none of which had vested as of August 3, 2009.  Due to the termination of Mr. Estill’s employment, the Stock Options are no longer exercisable in accordance with their terms.  The Stock Options had an exercise price of $3.66; a term of 10 years from the date of grant; and were eligible to vest in three tranches of 120,000 shares. All 360,000 Stock Options were to automatically become fully exercisable in the event of a sale or change of control of the Company and were to become fully-vested on the ninth anniversary of the date of grant provided that Mr. Estill was still employed by the Company on such date.

Mr. Estill was also entitled to certain other benefits, as follows: reimbursement for his living expenses prior to his establishment of a permanent residence in Long Island, New York during the first year of the term in an amount not to exceed $30,000; reimbursement for certain relocation expenses in connection with his relocation from Toronto, Canada to Long Island, New York in an amount not to exceed an aggregate $55,000; 30 round-trip economy airline tickets from Canada to New York during the employment term; a car allowance of $1,000 per month; participation in benefit plans available to other executives of the Company and four weeks of vacation each year.

The Estill Agreement also contained certain restrictive covenants, including: to keep confidential the Company’s confidential information; refrain from soliciting the Company’s employees or certain clients or potential clients for 12 months following his termination; and refrain from engaging in a competitive business for 12 months following his termination.

In the event that the Company terminated his employment at any time during the term of employment “for cause” (as defined in the Estill Agreement), Mr. Estill was entitled to receive his base salary and benefits through the date of termination.

The Estill Agreement also provided that if Mr. Estill was terminated other than “for cause,” provided that Mr. Estill provides a full release to the Company, the Company was required to pay to Mr. Estill severance pay equal to six months of his Initial Base Salary (equal to $175,000), payable over a six-month period. In addition, if such termination was before June 1, 2010, the Company was required to reimburse Mr. Estill for expenses incurred (in an amount not to exceed $50,000) for his relocation to Canada, together with real estate commissions and legal expenses actually incurred (in an amount not to exceed $50,000) in connection with the sale of his Long Island home.  Accordingly, in connection with the termination of the Estill Agreement, the Company will pay to Mr. Estill up to $100,000 in respect of both his relocation to Canada and the real estate commissions incurred in connection with his sale of his Long Island home and, in the event that Mr. Estill subsequently delivers a full release to the Company, $175,000.

The foregoing is a summary of the material terms of the Estill Agreement, the full terms of which are incorporated herein by reference to the Estill Agreement which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended May 31, 2009.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 3, 2009, the Company and Mr. Estill mutually agreed to terminate his employment as President and Chief Executive Officer of the Company effective as of that date.  As a result, pursuant to the terms of the Estill Agreement, Mr. Estill resigned, effective August 3, 2009, from the Board of Directors.  In addition, he withdrew his consent to serve as a nominee for election as a director of the Company at its annual meeting of stockholders to be held on August 4, 2009.  Mr. Estill’s departure and his withdrawal of his consent to serve as a nominee for election as a director is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including with regard to the accuracy of the Company’s financial statements or to any change in the Company’s business. Mr. Estill’s departure is not related to the pending SEC investigation entitled “In the Matter of Vitesse Semiconductor Corp.” or any related Company action.

(c) On August 3, 2009, the Company’s Board of Directors appointed Arthur Nadata to serve as interim Chief Executive Officer and Richard Schuster to serve as interim President.

Mr. Nadata, age 63, has been a director since October 1982.  Mr. Nadata became the Company’s Executive Chairman of the Board in June 2009.  He previously served as the Company’s Chairman of the Board since June 2004 and Chief Executive Officer since September 1996.  Mr. Nadata had been the Company’s President and Treasurer from October 1982 to September 1996.  Mr. Nadata is also co-founder of Nu Horizons Electronics Corp. with Mr. Schuster.

Mr. Schuster, age 61, has been a director since October 1982.  Mr. Schuster became the Company’s Senior Executive Vice President in June 2009, and has been Chief Operating Officer of the Company since June 2004 and Secretary since October 1982.  From June 2004 to June 2009, Mr. Schuster served as the Company’s President.  Mr. Schuster was Vice President and Secretary from October 1982 until June 2004.

Item 7.01 Regulation FD Disclosure.

On August 3, 2009, the Company issued a press release announcing the departure of Mr. Estill and the changes in the positions of Messrs. Nadata and Schuster as set forth in Item 5.02 of this Form 8-K. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nu Horizons Electronics Corp.
(Company)

Date: August 3, 2009	By:	/s/ Kurt Freudenberg
	Name:	Kurt Freudenberg
	Title:	Executive Vice President – Finance